SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 12, 2004

BANK OF THE JAMES FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	To Be Assigned	20-0500300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

615 Church Street, Lynchburg, VA	24504
(Address of principal executive offices)	(Zip Code)

(434) 846-2000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure.

Effective January 1, 2004, pursuant to an Agreement and Plan of Share Exchange dated October 9, 2003 (the “Agreement”) between the Registrant and Bank of the James (the “Bank”), and approved by the shareholders of the Bank at a special meeting of shareholders held on December 17, 2003, the Registrant acquired all of the outstanding stock of the Bank in a statutory share exchange transaction. Under the terms of the Agreement, the shares of the Bank’s common stock were exchanged for shares of the Registrant on a one-for-one basis. The 935,630 shares of common stock of the Registrant issued in connection with the reorganization were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(12) of the Securities Act of 1933, as amended.

As a result of the transaction described above, pursuant to Rule 12g-3 (promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) the Registrant became the successor issuer to the Bank. Prior to the share exchange, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports and other financial information with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Such reports and other information filed by the Bank with the Federal Reserve may be inspected and copied at the public reference facilities maintained by the Federal Reserve in Washington, D.C. at the Freedom of Information Office, 1st Floor of the Martin Building, 20th & C Streets, and in Richmond, Virginia at the Research Library of the Federal Reserve Bank of Richmond, 701 East Byrd Street. The last financial report filed by the Bank with the Federal Reserve was its Form 10-QSB for the quarter ended September 30, 2003, filed on November 13, 2003.

This Form 8-K is being filed by the Registrant as the initial report of the Registrant to the Securities and Exchange Commission (the “Commission”) and as notice that the Registrant is the successor issuer to the Bank under Rule 12g-3 of the Exchange Act, and is thereby subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder and in accordance therewith will file reports and other information with the Commission. The first regular report to be filed by the Registrant with the SEC will be its Form 10-KSB for the year ending December 31, 2003.

Item 7.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Exhibits

Exhibit No.	Exhibit Description

2	Agreement and Plan of Share Exchange dated October 9, 2003

3.1	Articles of Incorporation of Registrant

3.2	Bylaws of Registrant

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 12, 2004	BANK OF THE JAMES FINANCIAL GROUP, INC.

	By	/s/ Robert R. Chapman, III
Robert R. Chapman, III President